QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-213950 on Form S-3 of our report dated May 13, 2016, relating to the combined financial statements of Summit Midstream Utica, LLC, Meadowlark Midstream Company, LLC, and Tioga Midstream, LLC, and the Carve-out Financial Statements of Summit Midstream Partners, LLC, as of and for the years ended December 31, 2015 and December 31, 2014 (which report expresses an unqualified opinion and includes an emphasis of matter paragraph related to the carve-out nature of the combined financial statements), appearing in Amendment No. 1 to the Current Report on Form 8-K/A of Summit Midstream Partners, LP dated May 13, 2016, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
November 7, 2016

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS